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                                                               Exhibit EX-99.j.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Counsel and Independent Auditors" and "Financial Statements" and to the use of our report dated October 12, 2001 in the Registration Statement (Form N-1A) of Jacob Internet Fund, Inc. and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 33-82865) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09447).



                                                /s/ Ernst & Young LLP



Milwaukee, Wisconsin
December 27, 2001